SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2006

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama	35211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 940-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

In connection with the consummation of the transaction described in Item 2.01, Saks Incorporated (the “Company”) entered into a Transition Services Agreement with Belk, Inc. (“Belk”) dated September 30, 2006 (the “Parisian TSA”). Pursuant to the Parisian TSA, the Company will continue to provide, for varying transition periods, back office services related to the Company’s former Parisian specialty department store business (“Parisian”). The back-office services include information technology, telecommunications, credit, accounting and store planning services, among others. Additional information regarding the Parisian TSA contained in Item 9.01(b) of this Current Report on Form 8-K is incorporated by reference herein. The description of the Parisian TSA contained in this Current Report on Form 8-K is qualified in its entirety by reference to the text of the Parisian TSA, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 2, 2006, the Company consummated the sale of all of the outstanding equity interests of the Company’s subsidiaries that conduct the Parisian specialty department store business to Belk. The transaction was effective at 11:59 p.m. on September 30, 2006. The consideration received consisted of approximately $285 million in cash (increased as described below in accordance with a working capital adjustment), pursuant to the terms of the previously disclosed Stock Purchase Agreement, dated as of August 1, 2006, between the Company and Belk (the “Parisian Agreement”). A preliminary working capital adjustment based on an estimate of working capital as of the effective time of the transaction increased the amount of cash proceeds by approximately $15 million. In addition, Belk reimbursed the Company at closing for approximately $7 million in capital expenditures incurred in connection with the construction of four new Parisian stores. Belk also paid the Company for a premium associated with the purchase of accounts and account receivables from Household Bank (SB), N.A. (now known as HSBC Bank Nevada, N.A.), in the amount of approximately $2 million. The foregoing resulted in total net cash proceeds to the Company of approximately $309 million. The estimated working capital is subject to a post-closing adjustment to determine final amounts as of the effective time of the transaction.

The disposition included Parisian’s operations consisting of, among other things, real and personal property, operating leases and inventory associated with 38 Parisian stores, a 125,000 square foot administrative/headquarters facility in Birmingham, Alabama and an 180,000 square foot distribution center located in Steele, Alabama.

The description of the Parisian Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the text of the Parisian Agreement, which is incorporated by reference herein from Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on August 7, 2006. The summary disclosure above and the Parisian Agreement are being furnished to provide information regarding the terms of the Parisian Agreement. No representation, warranty, covenant, or agreement described in the summary disclosure or contained in the Parisian Agreement is, or should be construed as, a representation or warranty by the Company to any investor or covenant or agreement of the Company with any investor. The representations, warranties, covenants and agreements contained in the Parisian Agreement are solely for the benefit of the Company and Belk, may represent an allocation of risk between the parties, may be subject to standards of materiality that differ from those that are applicable to investors and may be qualified by disclosures between the parties.

Item 8.01 Other Events.

On October 3, 2006 the Company announced the declaration by its Board of Directors of a special cash dividend of $4 per share of the Company’s common stock. The special dividend will be payable November 30, 2006 to shareholders of record as of November 15, 2006. The New York Stock Exchange has determined that the ex-dividend date for the dividend will be December 1, 2006. The news release announcing the dividend and disclosing related information is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

Effective July 2, 2005, the Company and certain of its subsidiaries consummated the sale of substantially all of the assets that were solely related to the business of owning and operating the retail stores operating under the Company’s “Proffitt’s” and “McRae’s” business names ( “Proffitt’s”) to Belk. Please refer to the Current Report on Form 8-K/A filed on October 14, 2005 for the required pro forma financial information related to the Proffitt’s sale and the Current Report on Form 8-K filed on May 2, 2005 for the terms of the Asset Purchase Agreement dated as of April 28, 2005 between the Company and Belk (the “Proffitt’s Agreement”).

Effective March 6, 2006, the Company and certain of its subsidiaries consummated the sale of substantially all of the assets that were solely related to the business of owning and operating the retail stores operating under the Company’s Northern Department Store Group (“NDSG”), which operated under the business names “Carson Pirie Scott,” “Bergner’s.” “Boston Store,” “Herberger’s,” and “Younkers” to the Bon-Ton Stores, Inc. (“Bon-Ton”). Please refer to the Current Report on Form 8-K filed on March 10, 2006 for the required pro forma financial information related to the NDSG sale and the Current Report on Form 8-K filed on November 3, 2005 for the terms of the Purchase Agreement dated October 29, 2005 between the Company and Bon-Ton (the “NDSG Agreement”).

The accompanying Unaudited Pro Forma Consolidated Financial Statements are based on the consolidated financial statements of the Company adjusted to give effect for the disposition of Parisian to Belk, the disposition of NDSG to Bon-Ton and the disposition of Proffitt’s to Belk. The Unaudited Pro Forma Consolidated Balance Sheet is derived from the unaudited consolidated balance sheet of Saks Incorporated as of July 29, 2006 and assumes the sale of Parisian was consummated on July 29, 2006. At July 29, 2006, the assets and liabilities of Parisian qualified for treatment as “Assets Held in Sale” and are reflected as such in the Company’s unaudited consolidated balance sheet. The Unaudited Pro Forma Consolidated Statements of Income are derived from the audited consolidated statement of income for the fiscal year ended January 28, 2006 (fiscal year 2005) and the unaudited consolidated statement of income for the second quarter ended July 29, 2006 (second quarter 2006) and assume the sale of Parisian, NDSG, and Proffitt’s were consummated as of January 30, 2005 (the first day of fiscal year 2005).

At September 29, 2006, Parisian operated as a specialty department store retailer, with its stores principally serving as anchor stores in leading regional or community malls. The stores typically offer a broad selection of high quality branded and private label merchandise. The Parisian stores sold are located throughout 9 states. The Parisian assets sold consisted of, among other things, the real and personal property, operating leases and inventory associated with 38 Parisian stores, a 125,000 square foot administrative/headquarters facility in Birmingham, Alabama, and an 180,000 square foot distribution center located in Steele, Alabama.

As described in Item 1.01of this Current Report on From 8-K, pursuant to the Parisian TSA, the Company will continue to provide, for varying transition periods, back office services related to the Parisian operations. The back-office services include information technology, telecommunications, credit, accounting and store planning services, among others. Belk will compensate the Company for these services provided, as outlined in the Parisian TSA.

The adjustments included in the Unaudited Pro Forma Consolidated Financial Statements reflect the removal of the operations associated with the stores, the Birmingham, Alabama facility and the Steele, Alabama facility sold to Belk, and the revenue provided to the Company in accordance with the Parisian TSA, assuming Belk owned these stores during the periods presented. The adjustments do not reflect an expense reduction for costs associated with back-office operations and corporate support functions. The adjustments also do not reflect the use of the net cash proceeds from the sale of Parisian on the Company’s ongoing results of operations and its future financial position. The Company intends to use the net cash proceeds in-part to pay a special cash dividend of $4 per share, which is described in Item 8.01 of this Current Report on From 8-K. The dividend payout will total approximately $550 ,000 million based on the current shares outstanding.

The accompanying Unaudited Pro Forma Consolidated Financial Statements are based on the consolidated financial statements of the Company adjusted to give effect for the sale of NDSG. The Unaudited Pro Forma Consolidated Statements of Income are derived from the audited consolidated statement of income for the fiscal year ended January 28, 2006 (fiscal year 2005) and the unaudited consolidated statement of income for the second quarter ended July 29, 2006 (second quarter 2006) and assume the sale of NDSG was consummated as of January 30, 2005 (the first day of fiscal year 2005).

As contemplated in the NDSG Agreement, Bon-Ton entered into a Transition Services Agreement with the Company (“NDSG TSA”), whereby the Company will continue to provide, for varying transition periods, back office services related to the NDSG operations. The back-office services include information technology, telecommunications, credit, accounting and store planning services, among others. Bon-Ton will compensate the Company for these services provided, as outlined in the NDSG TSA.

The adjustments included within the Unaudited Pro Forma Consolidated Statements of Income reflect the removal of the historical operations associated with the stores, administrative/headquarter facilities and distribution centers sold to Bon-Ton, and the revenue provided to the Company in accordance with the NDSG TSA, assuming Bon-Ton owned these stores during the periods presented. The adjustments also reflect the removal of the non-recurring gain recognized in the historical consolidated statements of income on the NDSG sale. The adjustments do not reflect an expense reduction for costs associated with back-office operations and corporate support functions.

The accompanying Unaudited Pro Forma Consolidated Financial Statements are based on the consolidated financial statements of the Company adjusted to give effect for the sale of Proffitt’s. The Unaudited Pro Forma Consolidated Statements of Income are derived from the audited consolidated statement of income for the fiscal year ended January 28, 2006 (fiscal year 2005) and assume the sale of Proffitt’s was consummated as of January 30, 2005 (the first day of fiscal year 2005).

As contemplated by the Proffitt’s Agreement, Belk entered into a Transition Services Agreement (“Proffitt’s TSA”), whereby the Company will continue to provide, for varying transition periods, back office services related to the Proffitt’s operations. The back-office services include information technology, telecommunications, credit, store planning and distribution services, among others. Belk will compensate the Company for these services provided, as outlined in the Proffitt’s TSA.

The adjustments included in the Unaudited Pro Forma Consolidated Statement of Income reflect the removal of the operations associated with the stores and the Alcoa facilities sold to Belk as part of the Proffitt’s sale, and the revenue provided to the Company in accordance with the Proffitt’s TSA, assuming Belk owned these stores during the periods presented. The adjustments also reflect the removal of the non-recurring gain recognized in the historical consolidated statements of income on the Proffitt’s sale. The adjustments do not reflect an expense reduction for costs associated with back-office operations and corporate support functions.

These Unaudited Pro Forma Consolidated Financial Statements are presented for illustrative purposes only, and therefore are not necessarily indicative of the operating results and financial position that might have been achieved had the transactions occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position that may occur in the future. The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the historical consolidated financial statements and notes thereto in (1) the 2005 Form 10-K, and (2) the second quarter 2006 Form 10-Q.

The Unaudited Pro Forma Consolidated Financial Statements and the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements are included as Exhibit 99.3 and are incorporated herein by reference.

(c) Exhibits.

Exhibits

10.1	Transition Service Agreement dated as of September 30, 2006 between Saks Incorporated and Belk, Inc.

99.1	Stock Purchase Agreement, dated as of August 1, 2006, between Saks Incorporated and Belk, Inc. (incorporated by reference to Exhibit 99.1 of Saks Incorporated’s Current Report on Form 8-K filed August 7, 2006).*

99.2	News release dated October 3, 2006.

99.3	Unaudited Pro Forma Consolidated Financial Statements.

*	All Annexes to this Exhibit have been omitted in accordance with 17 CFR §229.601(b)(2). The registrant agrees to furnish supplementally a copy of all omitted schedules and exhibits to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: October 6, 2006	/s/ Kevin G. Wills
Kevin G. Wills Executive Vice President of Finance and Chief Accounting Officer